SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 2, 2013 (July 18, 2013)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                          OTHER EVENTS

Chembio Diagnostics has received notice from Alere, Inc. that Alere intends to market in the U.S. a product that is competitive with Chembio's SURE CHECK(R) HIV 1/2 and also with Chembio's HIV 1/2 STAT PAK(R).

Both of these products currently are marketed in the U.S. by Alere, Inc. using the Clearview name under an exclusive marketing agreement. The notice received gives Chembio the right to cancel Alere's rights to market the HIV 1/2 STAT PAK® product in any manner, or, in the alternative, to cancel Alere's exclusivity, and to permit Alere to continue to market these products on a non-exclusive basis.

With respect to SURE CHECK(R) HIV 1/2, Chembio, acting jointly with StatSure Diagnostics, Inc., has the right to cause Alere's marketing right to this product to become non-exclusive.

To the extent that the decision is made by Chembio to market one or both of these products, Chembio would market them under Chembio brand names.

As a result of the notice given by Alere as required under the agreement, Chembio intends to make its determinations in the near future on its rights, although there is no time limit as to when Chembio can exercise these rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 2, 2013                                                                                                    Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer